Exhibit 99.1

enGene Announces Pricing of $130 Million Public Offering of Common Shares and Pre-Funded Warrants

BOSTON & MONTREAL – November 12, 2025 – enGene Holdings Inc. (Nasdaq: ENGN, “enGene” or the “Company”), a clinical-stage, non-viral genetic medicines company, today announced the pricing of its previously announced underwritten public offering of 12,558,823 common shares at a public offering price of $8.50 per share and pre-funded warrants to purchase 2,735,295 shares of its common shares at an offering price of $8.4999 per pre-funded warrant, in each case, before underwriting discounts and commissions. The aggregate gross proceeds to enGene from the offering, before deducting the underwriting discounts and commissions and offering expenses payable by enGene, are expected to be approximately $130 million. All securities to be sold in the offering will be offered by enGene. In addition, enGene has granted to the underwriters a 30-day option to purchase up to 2,294,117 additional common shares at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about November 14, 2025, subject to the satisfaction of customary closing conditions.

Jefferies, Leerink Partners and Wells Fargo Securities are acting as joint book running managers for the offering. Raymond James and Van Lanschot Kempen are acting as co-lead managers for the offering. H.C. Wainwright & Co. is acting as co-manager for the offering.

The securities described above are being offered by enGene pursuant to its effective shelf registration statement on Form S-3 (File No. 333-283201) filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 13, 2024 and declared effective on November 21, 2024. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website at http://www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York 10022, telephone: (877) 821-7388, or by emailing prospectus_department@jefferies.com; Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; or Wells Fargo Securities, LLC, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, by telephone at (800) 645-3751 (option #5), or by email at WFScustomerservice@wellsfargo.com.

No securities are being offered or sold, directly or indirectly, in Canada or to any resident of Canada.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About enGene

enGene is a clinical-stage biotechnology company mainstreaming genetic medicine through the delivery of therapeutics to mucosal tissues and other organs, with the goal of creating new ways to address diseases with high clinical needs. enGene’s lead program is detalimogene voraplasmid (also known as detalimogene, and previously EG-70) for patients with non-muscle invasive bladder cancer (NMIBC), a disease with a high clinical burden. Detalimogene is being evaluated in the ongoing multi-cohort LEGEND Phase 2 trial, which includes a pivotal cohort studying detalimogene in high-risk, Bacillus Calmette-Guérin (BCG)-unresponsive patients with carcinoma in situ (CIS) with or without concomitant papillary disease. Detalimogene was developed using enGene’s proprietary Dually Derivatized Oligochitosan® (DDX) platform, which enables penetration of mucosal tissues and delivery of a wide range of sizes and types of cargo, including DNA and various forms of RNA.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”). enGene’s forward-looking statements include, but are not limited to, statements regarding enGene’s management teams’ expectations, hopes, beliefs, intentions, goals, or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and they may also include statements express or implied, about enGene’s expectations regarding the offering, including the timing, structure and completion of the offering on the anticipated size and terms, the grant to the underwriters of the option to purchase additional shares and the potential value and clinical benefit of enGene’s product candidates. The words “anticipate”, “appear”, “approximate”, “believe”, “continue”, “could”, “estimate”, “expect”, “foresee”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “would”, and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Many factors, risks, uncertainties, and assumptions could cause the Company’s actual results, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, uncertainties related to market conditions, the satisfaction of customary closing conditions related to the offering, general economic conditions, , and other risks and uncertainties detailed in filings with Canadian securities regulators on SEDAR+ and with the U.S. Securities and Exchange Commission (“SEC”) on EDGAR, including those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024 (copies of which may be obtained at www.sedarplus.ca or www.sec.gov).

You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. enGene anticipates that subsequent events and developments will cause enGene’s assessments to change. While enGene may elect to update these forward-looking statements at some point in the future, enGene specifically disclaims any obligation to do so, unless required by applicable law. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved.

For media contact:

media@engene.com

For investor contact:

investors@engene.com